Exhibit 99.1

FOR IMMEDIATE RELEASE

Community Partners Bancorp Name and Stock Symbol Change Becomes Effective

TINTON FALLS, N.J., June 28, 2013 — As previously announced on May 8, 2013, Community Partners Bancorp (the “Company”), the parent company of Two River Community Bank (“Two River”), has changed its name to Two River Bancorp (Nasdaq: TRCB) effective today, June 28, 2013.

William D. Moss, President and CEO, stated, “Management believes that aligning the Company’s name with Two River Community Bank will create greater awareness and brand recognition between the Company and Two River. In conjunction with this name change, the Company will ring the closing bell of the NASDAQ OMX on July 9, 2013, to recognize the change in the stock symbol from CPBC to TRCB.”

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank currently operates 14 branches throughout Monmouth and Union Counties and five Loan Production Offices throughout Monmouth, Middlesex and Union Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp and is available at www.tworiverbank.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing names, programs and products, relationships, opportunities, taxation, technology and market conditions. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. For factors that may cause results to differ materially from such forward-looking statements, see the Company’s filings with the Securities and Exchange Commission, including those risk factors identified in the “Risk Factor” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Contacts:

William D. Moss, President & CEO
Two River Bancorp
732-389-8722 wmoss@tworiverbank.com

A. Richard Abrahamian, Executive Vice President & CFO
Two River Bancorp
732-216-0167 rabrahamian@tworiverbank.com